UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 25, 2007

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Townsend Street
San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On July 25, 2007, Advent Software, Inc. (the “Company”) filed a current report on Form 8-K to announce its results of operations for the second quarter ended June 30, 2007. A copy of the Company’s press release entitled “Advent Reports Revenue of $52.4 Million in Second Quarter, 18% Growth Over Prior Year” dated July 25, 2007 (the “Press Release”) and an investor slide presentation entitled “Second Quarter 2007 Earnings Highlights” dated July 25, 2007 (the “Slide Presentation”) was furnished to the Securities Exchange Commission as Exhibit 99.1 of that Form 8-K.

This amended current report on Form 8-K/A is being furnished to correct two errors on slide 11 of the Slide Presentation, as follows:

Fiscal Year 2007 revenue guidance should be in the range of $206 million to $211 million as reported in the Press Release instead of the range of $206 million to $210 million presented in the Slide Presentation.

In addition, Fiscal Year 2007 expense guidance was inadvertently included in the Slide Presentation.  Management currently estimates that Fiscal Year 2007 expenses should be in the range of $202 million to $205 million instead of the range of $204 million to $208 million presented in the Slide Presentation. The revenue and expense guidance for Fiscal Year 2007 is subject in all respects to the cautionary language regarding forward-looking statements on page 2 of the Slide Presentation.

In all other respects, the information contained in the Press Release and Slide Presentation furnished on Form 8-K on July 25, 2007 remains unchanged from the original filing.

A copy of the Press Release and revised Slide Presentation are attached as Exhibit 99.1 and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K/A.

Exhibit No.	Exhibit Description
99.1	Press release and investor slide presentation dated July 25, 2007, revised for the item presented in Item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ Graham V. Smith
Graham V. Smith Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

Dated:  July 26, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release and investor slide presentation dated July 25, 2007, revised for the item presented in Item 2.02.